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                                                                 EXHIBIT 23.1(A)

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of American Premier Group, Inc. on Form S-4 of our report dated December 9, 1994, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Cincinnati, Ohio
December 12, 1994
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                                                                 EXHIBIT 23.1(B)

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of American Premier Group, Inc. on Form S-4 of the reports of Deloitte & Touche dated February 16, 1994 regarding American Premier Underwriters, Inc. appearing in and incorporated by reference in the Annual Report on Form 10-K of American Premier Underwriters, Inc. for the year ended December 31, 1993 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Cincinnati, Ohio
December 12, 1994